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                                                                    EXHIBIT 4.22


                                HINES II, INC.

                                FIRST AMENDMENT
                              TO CREDIT AGREEMENT



         This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of February 10, 1998 and entered into by and among HINES II, INC. ("Company"), the financial institutions listed on the signature pages hereof ("Lenders") and BT COMMERCIAL CORPORATION, as Agent for Lenders ("Agent"), and is made with reference to that certain Credit Agreement dated as of December 16, 1997 (the "Credit Agreement") among Company, Lenders and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                    RECITALS


         WHEREAS, Company has requested Lenders to amend the Credit Agreement to extent the expiration date of the Canadian Lenders' Canadian Commitments; and

         WHEREAS, Company, Lenders and Agent desire to amend the Credit Agreement to extend the expiration date of the Canadian Lenders' Canadian Commitments;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

         Section 1.  AMENDMENTS TO THE CREDIT AGREEMENT

         1.1  Amendments to Section 1:  Definitions

              Subsection 1.1 of the Credit Agreement is hereby amended by deleting the date "January 31, 1998" from the definition of Canadian Loan funding date contained therein and substituting the date "March 31, 1998" therefor.

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         1.2  Amendments to Section 2:  Amounts and Terms of Commitments and
              Loans

              Subsection 2.1A(ii) of the Credit Agreement is hereby amended by deleting the date "February 15, 1998" contained therein and substitution "March 31, 1998" therefor.

         Section 2.     CONDITIONS TO EFFECTIVENESS

         Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "First Amendment Effective Date"):

         A. On or before the First Amendment Effective Date, Company shall deliver to Lenders (or to Agent for Lenders) executed copies of this Amendment.

         B. Agent shall have received copies of this Amendment executed by Requisite Lenders.

         C. Company shall pay or cause to be paid to Agent for distribution to each Canadian Lender the commitment fees required by subsection 2.3A(iii) of the Credit Agreement.

         D. On or before the First Amendment Effective Date, all corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

         Section 3.     REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

         A. Corporate Power and Authority. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

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         B.   Authorization of Agreements.  The execution and delivery of this
Amendment and the performance of the Amended Agreement has been duly authorized by all necessary corporate action on the part of Company.

         C. Signature and Incumbency. The signature and incumbency certificates of officers of Company delivered in connection with the Amendment correctly reflect, as of the First Amendment Effective Date, the signature and incumbency of each officer of Company executing this Amendment.

         D. No Conflict. After giving effect to the amendment effected hereby, the execution and delivery by Company of this Amendment and the performance by Company do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the First Amendment Effective Date and disclosed in writing to Lenders.

         E. Governmental Consents. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

         F. Binding Obligation. This Amendment has been duly executed and delivered by Company and this Amendment and the Amended Agreement are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         G. Incorporation of Representations and Warranties From Credit Agreement. After giving effect to the amendments effected hereby, the representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

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         H.   Absence of Default.  After giving effect to the amendments effected hereby, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.


         Section 4.  MISCELLANEOUS

         A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

         (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

         (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

         B. Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

         C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

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         E.   Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



                                       HINES II, INC.



                                       By: /s/ Claudia Pieropan
                                           ------------------------------
                                       Title: CFO
                                              ---------------------------


                                       LENDERS:

                                       BT COMMERCIAL CORPORATION, as a Domestic
                                       Lender and as Agent



                                       By: signature illegible
                                           ------------------------------
                                       Title: Associate
                                              ---------------------------

                                       BT BANK OF CANADA,
                                       as a Canadian Lender



                                       By: /s/ James E. Kellar
                                           ------------------------------
                                       Title: Vice President
                                              ---------------------------


                                       By: /s/ Robert S. Vogtle
                                           ------------------------------
                                       Title: Vice President and Chief
                                              ---------------------------
                                       Financial Officer
                                       ----------------------------------

                                      S-1
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                                       BANKERS TRUST COMPANY,
                                       as an Issuing Lender

                                       By: signature illegible
                                           ------------------------------
                                       Title: Principal
                                              ---------------------------


                                       HARRIS TRUST AND SAVINGS BANK,
                                       as a Domestic Lender

                                       By: /s/ Karen Knuds
                                           ------------------------------
                                       Title: Vice President
                                              ---------------------------


                                       FLEET NATIONAL BANK,
                                       as a Domestic Lender



                                       By: signature illegible
                                           ------------------------------
                                       Title: Assistant Vice President
                                              ---------------------------


                                       LASALLE NATIONAL BANK,
                                       as a Domestic Lender



                                       By: signature illegible
                                           ------------------------------
                                       Title: First Vice President
                                              ---------------------------


                                       NATIONSBANK OF TEXAS, N.A.,
                                       as a Domestic Lender and Canadian Lender



                                       By: signature illegible
                                           ------------------------------
                                       Title: Vice President
                                              ---------------------------

                                      S-2
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                                       UNION BANK OF CALIFORNIA, N.A.,
                                       as a Domestic Lender and Canadian Lender



                                       By: /s/ Martin P. Valencia
                                           ------------------------------
                                       Title: Vice President
                                              ---------------------------


                                       BANK OF MONTREAL,
                                       as a Canadian Lender


                                       By: signature illegible
                                           ------------------------------
                                       Title:
                                             ----------------------------


                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                       as a Domestic Lender and Canadian Lender



                                       By: signature illegible
                                           ------------------------------
                                       Title: Vice President
                                              ---------------------------

                                      S-3